Exhibit 99.1
Investor Contact:
Lauren Morris
283-227-6409
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Michael Maley
283-227-6367
m.maley@medpace.com
Medpace Holdings, Inc. Reports Third Quarter 2025 Results
•Revenue of $659.9 million in the third quarter of 2025 increased 23.7% from revenue of $533.3 million for the comparable prior-year period, representing a backlog conversion rate of 23.0%.
•Net new business awards were $789.6 million in the third quarter of 2025, representing an increase of 47.9% from net new business awards of $533.7 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.20x.
•Third quarter of 2025 GAAP net income was $111.1 million, or $3.86 per diluted share, versus GAAP net income of $96.4 million, or $3.01 per diluted share, for the comparable prior-year period. Net income margin was 16.8% and 18.1% for the third quarter of 2025 and 2024, respectively.
•EBITDA was $148.4 million for the third quarter of 2025, an increase of 24.9% from EBITDA of $118.8 million for the comparable prior-year period, resulting in an EBITDA margin of 22.5%.
CINCINNATI, OHIO, October 22, 2025-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2025.
Third Quarter 2025 Financial Results
Revenue for the three months ended September 30, 2025 increased 23.7% to $659.9 million, compared to $533.3 million for the comparable prior-year period. On a constant currency basis, revenue for the third quarter of 2025 increased 23.4% compared to the third quarter of 2024.
Backlog as of September 30, 2025 increased 2.5% to $3,000.6 million from $2,927.4 million as of September 30, 2024. Net new business awards were $789.6 million, representing a net book-to-bill ratio of 1.20x for the third quarter of 2025, as compared to $533.7 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the third quarter of 2025, total direct costs were $463.0 million, compared to total direct costs of $364.3 million in the third quarter of 2024. Selling, general and administrative (SG&A) expenses were $48.1 million in the third quarter of 2025, compared to SG&A expenses of $49.2 million in the third quarter of 2024.
GAAP net income for the third quarter of 2025 was $111.1 million, or $3.86 per diluted share, versus GAAP net income of $96.4 million, or $3.01 per diluted share, for the third quarter of 2024. This resulted in a net income margin of 16.8% and 18.1% for the third quarter of 2025 and 2024, respectively.
EBITDA for the third quarter of 2025 increased 24.9% to $148.4 million, or 22.5% of revenue, compared to $118.8 million, or 22.3% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the third quarter of 2025 increased 25.9% from the third quarter of 2024.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Year-to-Date 2025 Financial Results
Revenue for the nine months ended September 30, 2025 was $1,821.8 million, and increased 15.9% on a reported basis and 15.6% on a constant currency basis from the comparable prior-year period. Year-to-date 2025 GAAP net income was $316.0 million, or $10.64 per diluted share, compared to $287.4 million, or $8.96 per diluted share, for the comparable prior-year period. Year-to-date 2025 EBITDA was $397.5 million, or 21.8% of revenue, and increased 14.7% on a reported basis and 15.5% on a constant currency basis from the comparable prior-year period.
Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $285.4 million at September 30, 2025, and the Company generated $246.2 million in cash flow from operating activities during the third quarter of 2025.

During the third quarter of 2025, the Company repurchased 14,649 shares for a total of $4.5 million. For the nine months ended September 30, 2025, the Company repurchased 2,961,924 shares for a total of $912.9 million. As of September 30, 2025, the Company had $821.7 million remaining under its authorized share repurchase program.
2025 Financial Guidance
The Company forecasts 2025 revenue in the range of $2.480 billion to $2.530 billion, representing growth of 17.6% to 20.0% over 2024 revenue of $2.109 billion. GAAP net income for full year 2025 is forecasted in the range of $431.0 million to $439.0 million. Additionally, full year 2025 EBITDA is expected in the range of $545.0 million to $555.0 million. Based on forecasted 2025 revenue of $2.480 billion to $2.530 billion and GAAP net income of $431.0 million to $439.0 million, diluted earnings per share (GAAP) is forecasted in the range of $14.60 to $14.86. This guidance assumes a full year 2025 tax rate of 18.25% to 18.75%, interest income of $12.2 million, and 29.5 million diluted weighted average shares outstanding. This guidance does not include the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after September 30, 2025.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Thursday, October 23, 2025, to discuss its third quarter 2025 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.
About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 6,200 people across 44 countries as of September 30, 2025.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” “opportunity,” “outlook,” “trend,”

“can,” “might,” “drives,” “hope,” “future,” “predict” and similar expressions, and variations or negatives of these words. However, the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are largely based on management’s current expectations and projections about future events and financial trends that we believe may affect, among other things, our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services or operate our business in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; the failure of third parties to provide us critical support services; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit qualified personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; risks from use of machine learning and generative artificial intelligence (“AI”), including risks from insufficient human oversight of AI or lack of controls and procedures monitoring AI use; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we and our customers operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; the impact of government shutdowns; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
These and other factors discussed under the caption “Risk Factors” in Item 1A, Part I of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.
EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest (income) expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue, net	$659,903	$533,317	$1,821,784	$1,572,465
Operating expenses:
Direct service costs, excluding depreciation and amortization	186,335	171,540	549,977	514,573
Reimbursed out-of-pocket expenses	276,629	192,769	716,505	579,904
Total direct costs	462,964	364,309	1,266,482	1,094,477
Selling, general and administrative	48,082	49,217	152,643	134,751
Depreciation	6,813	7,158	20,284	20,663
Amortization	236	360	709	1,082
Total operating expenses	518,095	421,044	1,440,118	1,250,973
Income from operations	141,808	112,273	381,666	321,492
Other income, net:
Miscellaneous (expense) income, net	(489)	(1,025)	(5,180)	3,435
Interest income, net	1,517	7,528	9,058	17,113
Total other income, net	1,028	6,503	3,878	20,548
Income before income taxes	142,836	118,776	385,544	342,040
Income tax provision	31,701	22,350	69,554	54,672
Net income	$111,135	$96,426	$315,990	$287,368
Net income per share attributable to common shareholders:
Basic	$3.95	$3.11	$10.88	$9.28
Diluted	$3.86	$3.01	$10.64	$8.96
Weighted average common shares outstanding:
Basic	28,136	31,047	29,033	30,960
Diluted	28,817	32,088	29,710	32,060

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As of
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$285,351	$669,436
Accounts receivable and unbilled, net	373,034	296,443
Prepaid expenses and other current assets	78,900	63,350
Total current assets	737,285	1,029,229
Property and equipment, net	133,175	123,615
Operating lease right-of-use assets	123,586	128,649
Goodwill	662,396	662,396
Intangible assets, net	33,657	34,366
Deferred income taxes	37,189	100,357
Other assets	25,724	22,254
Total assets	$1,753,012	$2,100,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,523	$32,528
Accrued expenses	368,746	307,807
Advanced billings	834,328	710,585
Other current liabilities	54,317	53,633
Total current liabilities	1,283,914	1,104,553
Operating lease liabilities	119,067	126,234
Deferred income tax liability	1,899	1,800
Other long-term liabilities	54,491	42,734
Total liabilities	1,459,371	1,275,321
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at September 30, 2025 and December 31, 2024; 28,168,223 and 30,630,799 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	282	306
Treasury stock - 70,073 shares at September 30, 2025 and December 31, 2024	(12,235)	(12,235)
Additional paid-in capital	907,483	844,050
(Accumulated deficit) retained earnings	(596,237)	8,167
Accumulated other comprehensive loss	(5,652)	(14,743)
Total shareholders’ equity	293,641	825,545
Total liabilities and shareholders’ equity	$1,753,012	$2,100,866

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$315,990	$287,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,284	20,663
Amortization	709	1,082
Stock-based compensation expense	29,166	19,625
Noncash lease expense	17,329	17,305
Deferred income tax provision (benefit)	63,366	(2,433)
Other	(433)	(3,836)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(77,119)	(13,032)
Prepaid expenses and other current assets	(15,607)	(11,108)
Accounts payable	1,296	(3,029)
Accrued expenses	57,521	13,933
Advanced billings	123,743	111,079
Lease liabilities	(18,131)	(15,417)
Other assets and liabilities, net	2,457	(4,051)
Net cash provided by operating activities	520,571	418,149
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(26,820)	(28,905)
Other	153	8,159
Net cash used in investing activities	(26,667)	(20,746)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	34,272	14,600
Repurchases of common stock	(917,389)	—
Net cash (used in) provided by financing activities	(883,117)	14,600
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	5,128	(552)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(384,085)	411,451
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	669,436	245,449
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$285,351	$656,900

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$111,135	$96,426	$315,990	$287,368
Interest income, net	(1,517)	(7,528)	(9,058)	(17,113)
Income tax provision	31,701	22,350	69,554	54,672
Depreciation	6,813	7,158	20,284	20,663
Amortization	236	360	709	1,082
EBITDA (Non-GAAP)	$148,368	$118,766	$397,479	$346,672
Net income margin (GAAP)	16.8%	18.1%	17.3%	18.3%
EBITDA margin (Non-GAAP)	22.5%	22.3%	21.8%	22.0%
FY 2025 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2025
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$431.0	$439.0	$14.60	$14.86
Income tax provision	97.8	99.8
Interest income, net	(12.2)	(12.2)
Depreciation	27.5	27.5
Amortization	0.9	0.9
EBITDA (Non-GAAP)	$545.0	$555.0